FIRST AMENDMENT
TO THE
O’CHARLEY’S INC. DEFERRED COMPENSATION PLAN

WHEREAS, O’Charley’s Inc. (the “Company”) established the O’Charley’s Inc. Deferred Compensation Plan (the “Plan”) to provide supplemental retirement income benefits for a select group of management or highly compensated employees of the Company, which Plan is effective on or about January 1, 1999;

WHEREAS, the Company most recently restated the Plan effective January 1, 2010 on an individually designed plan document and appointed Merrill Lynch Bank & Trust Co., FSB as record keeper and trustee for the Plan; and

WHEREAS, the Company desires to amend the Plan to, among other matters, change the minimum deferral/withdrawal dates for in-service withdrawals for employees who become participants in the Plan during their first year of employment with the Company.

NOW, THEREFORE, effective January 1, 2011, except as otherwise provided herein, the Plan is hereby amended as follows:

1.           Section 1.2(ff) of the Plan is amended to provide as follows:

“(ff)           “Scheduled Withdrawal Date” shall mean the distribution date elected by the Participant for an in-service withdrawal of all amounts of Compensation deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.  A Scheduled Withdrawal Date can be no earlier than three (3) years from the commencement of the Plan Year for which the deferral of Compensation is made. Notwithstanding the foregoing, effective January 1, 2011, the Scheduled Withdrawal Date for an Eligible Employee who becomes a Participant in the Plan during his or her first year of employment with Company can be no earlier than four (4) years from the date that the Participant’s elections (made in accordance with and subject to the limitations of Section 3.1 hereof) are made during such first year of employment.”

2.           Section 6.1(b) of the Plan is amended to provide as follows:

“(b)           Distribution With Scheduled Withdrawal Date.  In the case of a Participant who has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Company, such Participant shall receive his or her Distributable Amount, but only with respect to those deferrals of Compensation and earnings on such deferrals of Compensation as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date in accordance with Sections 1.2(ff) and 3.1 of the Plan.  A Participant’s Scheduled Withdrawal Date with respect to Compensation deferred in a given Plan Year can be no earlier than (i) three (3) years from the commencement of the Plan Year for which the deferrals of Compensation are made or (ii) effective January 1, 2011, for an Eligible Employee who becomes a Participant in the Plan during his or her first year of employment with Company, four (4) years from the date that the Participant’s elections (made in accordance with and subject to the limitations of Section 3.1 hereof) are made during such first year of employment.  The portion of a Participant’s Account balance subject to the Scheduled Withdrawal Date shall be paid in a lump sum in the designated month of the elected year as elected by the Participant in the applicable election form.  Notwithstanding the foregoing, effective January 1, 2010, in the event a Participant incurs a Separation from Service from the Company prior to his or her Scheduled Withdrawal Date(s), the portion of the Participant’s Account(s) associated with such subsequent Scheduled Withdrawal Date(s) which have not occurred prior to the Participant’s Separation from Service shall be distributed in accordance with the form of payment elected by the Participant in the applicable initial election form governing the Compensation deferred for each applicable Plan Year with regard to each subsequent Scheduled Withdrawal Date in accordance with Sections 1.2(ff) and 3.1 of the Plan.”

IN WITNESS WHEREOF, O’Charley’s, Inc. has caused this Amendment to the Plan be executed this 1st day of December, 2010, effective on the dates provided herein.

O’CHARLEY’S, INC.

By: /s/ Lawrence E. Hyatt
Title:   CFO

9347272.1